EXHIBIT 23


               CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-26941), pertaining to the 1993 Stock Option Plan of Cucos Inc. of our report dated September 25, 1998, with respect to the financial statements of Cucos Inc. included in this Annual Report
(Form 10-KSB) for the year ended June 28, 1998.

                              Ernst & Young LLP

New Orleans, Louisiana
September 25, 1998